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                                   EXHIBIT INDEX


Exhibit 99.1 Press Release issued by BostonFed Bancorp, Inc. on September 20, 2002.




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FOR IMMEDIATE RELEASE                                        September 20, 2002

Contact: Amy L. Timmerman, AVP, Investor Relations - 781-221-6396 John A. Simas, EVP and CFO - 781-221-6307
                      FAX: 781-221-7594

BOSTONFED BANCORP, INC. ANNOUNCES SETTLEMENT OF LAWSUIT.

BostonFed Bancorp, Inc. announced today that its wholly-owned, indirect subsidiary, Diversified Ventures, Inc., ("Diversified") has resolved all its disputes with a claimant bank ("claimant"). The claimant had filed a claim with respect to the contract between the parties regarding the origination and sale of manufactured home loans. The settlement resolves Diversified's remaining contractual obligations to the claimant as well as all litigation. The agreement will result in a one-time charge to the Company of approximately $500,000, net after taxes, which will be recorded in the quarter ended September 30, 2002.